Exhibit 99.2

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2013 and December 31, 2012

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash	$14,841,519	$31,158,293
Accounts receivable	129,202,199	93,950,612
Accounts receivable - related party	178,569	21,319
Other receivables	65,672	2,059,318
Inventory	831,615	1,196,545

Total current assets	145,119,574	128,386,087

PROPERTY AND EQUIPMENT, at cost	204,392,736	145,404,117
Less - accumulated depreciation	(12,799,564)	(9,851,298)

Property and equipment, net	191,593,172	135,552,819

NONCURRENT ASSETS:
Debt issuance costs	164,810	—
Other assets	25,342,216	13,678,764

Total assets	$362,219,772	$277,617,670

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$32,606,165	$22,336,733
Producers payable	112,878,146	101,600,568
Advances payable	10,054,224	813,250
Current portion of capital lease	1,994,624	1,961,423

Total current liabilities	157,533,159	126,711,974

NONCURRENT LIABILITIES:
Debt	10,000,000	—
Capital lease, less current maturities	14,732,896	15,738,577
Other long-term liabilities	3,732,617	3,732,617

Total noncurrent liabilities	28,465,513	19,471,194

MEMBERS’ EQUITY	176,221,100	131,434,502

Total liabilities and members’ equity	$362,219,772	$277,617,670

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Operations

For the six months ended June 30, 2013 and 2012

(Unaudited)

	Six Months Ended June 30,
	2013	2012
REVENUES:
Product sales	$629,930,215	$283,786,105
Oil pipeline fee and gas transportation fee	16,095,512	8,506,717
Water disposal	1,728,772	1,398,802

TOTAL REVENUES	647,754,499	293,691,624
COSTS AND EXPENSES
Cost of revenues	(624,044,654)	(281,531,160)
Operating	(8,853,199)	(3,341,893)
General and administrative	(2,131,633)	(1,342,549)
Depreciation	(2,966,768)	(2,338,408)

TOTAL COSTS AND EXPENSES	(637,996,254)	(288,554,010)

OPERATING INCOME	9,758,245	5,137,614

OTHER INCOME (EXPENSES):
Interest	(322,601)	(768)
Other	159,745	(7,874)

NET INCOME	9,595,389	5,128,972
Less: Net income attributable to noncontrolling interest	844,081	483,186

NET INCOME ATTRIBUTABLE TO ARROW MIDSTREAM HOLDINGS, LLC	$8,751,308	$4,645,786

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Members’ Equity

(Unaudited)

	Class A Interest	Class B Interest	Management Fee Interest	Noncontrolling Interest	Total
Ending balance, December 31, 2012	$112,775,467	$5,935,552	$176,765	$12,546,718	$131,434,502
Contributions	30,319,191	1,595,747	—	3,276,271	35,191,209
Net income	8,313,743	437,565	—	844,081	9,595,389

Ending balance, June 30, 2013	$151,408,401	$7,968,864	$176,765	$16,667,070	$176,221,100

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2013 and 2012

(Unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,595,389	$5,128,972
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	2,966,768	2,338,408
Change in operating assets and liabilities:
Accounts receivable	(32,102,917)	(9,941,486)
Accounts receivable - related party	(157,250)	57,750
Other receivables	1,993,646	292,236
Inventory	364,930	764,611
Accounts payable - trade	(5,054,011)	2,055,836
Accounts payable - related party	—	(171,262)
Producers payable	11,277,578	7,407,840

Net cash (used in) provided by operating activities	(11,115,867)	7,932,905

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(43,683,678)	(9,978,994)
Change in advances payable	9,240,974	(3,308,076)
Prepayment of property and equipment	(11,663,452)	(9,019,011)
Change in contributions in aid of construction	(3,148,670)	300,804

Net cash used in investing activities	(49,254,826)	(22,005,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	10,000,000	—
Payments on capital lease	(972,480)	—
Debt issuance costs	(164,810)	—
Members’ contributions	31,914,938	11,729,398
Noncontrolling interest contributions	3,276,271	1,309,432

Net cash provided by financing activities	44,053,919	13,038,830

NET DECREASE IN CASH	(16,316,774)	(1,033,542)

CASH, beginning of period	31,158,293	11,137,035

CASH, end of period	$14,841,519	$10,103,493

NONCASH INVESTING AND OPERATING ACTIVITIES:
Property and equipment purchases payable	$15,323,443	$3,851,228

Producer contributed line fill	$—	$778,980

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$247,148	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements

A -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	General

Arrow Midstream Holdings, LLC (“the Company”), a Delaware limited liability company, was formed on October 3, 2008 to own, develop, maintain, manage and operate the business of its subsidiaries (collectively the “Arrow System”) in Dunn and McKenzie County, North Dakota. The Company conducts its business through its subsidiaries:

•	Arrow Pipeline, LLC (“APL”), an 88% majority-owned Delaware limited liability company, which owns and operates approximately 150 miles of crude oil, natural gas and water transportation pipelines on the Fort Berthold Indian Reservation;

•	Arrow Field Services, LLC (“AFS”), a wholly-owned Delaware limited liability company, which owns and operates the storage and central delivery facilities for oil, gas and water that is transported on the Arrow System; and

•	Arrow Water, LLC (“AW”), a wholly-owned Delaware limited liability company, which operates a salt water disposal facility.

The Company’s principal operations, transporting crude oil, natural gas and water and disposing water, commenced during the first quarter of 2010.

2.	Consolidation and Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries, APL, AFS and AW. All intercompany accounts and transactions have been eliminated in consolidation. The Company has recorded a noncontrolling interest in its subsidiary, APL, for the portion (12%) of the subsidiary that the Company does not own. The noncontrolling interest has been accounted for as equity in the unaudited condensed consolidated balance sheet.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial statements. These financial statements have not been audited by the Company’s independent certified public accountants, except that the unaudited condensed consolidated balance sheet at December 31, 2012 is derived from audited consolidated financial statements. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements reflect all adjustments (all of which are of a normal recurring nature) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for a full year. Certain disclosures have been condensed in or omitted from these unaudited condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2012.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements (continued)

B -	PROPERTY AND EQUIPMENT

Property and equipment, and estimated lives, consist of the following:

	June 30,	December 31,
	2013	2012
Property and equipment, at cost
Transportation pipeline (20 years)	$87,710,232	$77,676,458
Central delivery facility (20 years)	25,857,282	24,006,205
Water disposal facility (20 years)	7,375,344	3,205,220
Building (30 years)	159,923	159,923
Vehicles, furniture and equipment (3 - 5 years)	3,574,468	2,679,779
Construction-in-progress	75,651,291	33,757,137
Line fill	4,064,196	3,919,395

	204,392,736	145,404,117
Less: Accumulated depreciation	(12,799,564)	(9,851,298)

Property and equipment, net	$191,593,172	$135,552,819

At June 30, 2013, construction-in-progress consisted of costs associated with additional pipeline expansion projects as well as project costs for a connection to a third-party pipeline and various site improvement projects. These projects are expected to be completed throughout 2013. No depreciation expense was recorded for the six months ended June 30, 2013 and 2012 for costs included in construction-in-progress.

Line fill is the minimum amount of oil required for the pipeline to be operational. The Company purchases line fill, as required, from producers. Also, producers are required to contribute certain volumes of line fill upon connection to the pipeline. Line fill is not depreciated. As of June 30, 2013, the Company owned $331,579 of line fill and producer contributed line fill totaled $3,732,617. As of December 31, 2012, the Company owned $186,778 of line fill and producer contributed line fill totaled $3,732,617. The Company has recorded a corresponding payable of $3,732,617 for the producer contributed line fill, which is included in long-term liabilities on the unaudited condensed consolidated balance sheets, as of June 30, 2013 as well as at December 31, 2012. Line fill is valued at lower of cost or market.

C -	DEBT AND CAPITAL LEASE

In June 2013, the Company entered into a five year $32.3 million credit agreement (“Credit Agreement”). Loans under the Credit Agreement will bear interest at LIBOR plus a 1.25% to 2.25% margin depending on leverage ratios. Pursuant to the Credit Agreement, the Company may request up to an additional $150.0 million in commitments, for a maximum aggregate commitment of $182.3 million. Commitment fees are payable quarterly at rates between 0.375% and 0.500% per year. Subject to certain conditions stated in the Credit Agreement, the Company may borrow, prepay and re-borrow amounts under the revolving credit facility at any time during the term of the Credit Agreement. The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including financial covenants, events of default and indemnification provisions in favor of the lenders. As of June 30, 2013, $10.0 million was outstanding under the Credit Agreement, and the Company was in compliance with all of the covenants. The Credit Agreement is collateralized by all of the Company’s assets, with the exception of the equipment purchased under the master lease agreement. As of June 30, 2013, the Company incurred $164,810 in debt issuance costs related to the Credit Agreement, which are capitalized and will be amortized over the term of the Credit Agreement.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements (continued)

On July 3, 2012, APL entered into a master lease agreement with a financial institution to purchase certain equipment. The lease agreement has a term of eight years and bears interest at 3.4%. At December 31, 2012, $17,700,000 was funded under this agreement. As of June 30, 2013, $16,727,520 was outstanding under the capital lease financing. The Company is the guarantor of the lease agreement. The lease agreement contains certain financial and other covenants. As of June 30, 2013, the Company is in compliance with all covenants.

D -	COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a party to proceedings and claims incidental to its business. While many of these matters involve inherent uncertainty, the Company believes that the amount of the liability, if any, ultimately incurred with respect to any such proceedings or claims will not have a material adverse effect on the Company’s consolidated financial position as a whole or on its liquidity, capital resources or future results of operations. The Company will continue to evaluate proceedings and claims involving the Company on a yearly basis and will establish and adjust any reserves as appropriate to reflect its assessment of the then current status of the matters.

E -	MEMBERS’ EQUITY

The Company is owned by OZ Midstream Holdings, LLC (95%) (“OZ”) and Legion Energy, LLC (5%) (“Legion Energy”). The Company is managed by Legion Energy, the managing member. Legion Energy is owned by Zenergy Midstream, LLC (75%) (“Zenergy”) and Legion Energy Services, LLC (25%). The limited liability company interests are divided into the following four classes: Class A Interests, Class B Interests, Management Fee Interest and Carried Interest. Class A Interests and Class B Interests are issued on a series basis and correspond to individual projects with Class A Interests issued to OZ and Class B Interests issued to Legion Energy. The Class A and Class B Interests for the Arrow System constitute Series 1 interests (“Series 1 interests”). The Management Fee and the Carried Interests are solely economic interests and do not carry voting rights. Further, the Carried Interest is intended to be a “profits interest” within the meaning of IRS laws and is owned entirely by the Class B members. The members agreed to make the following capital contributions to fund the Company: up to $237,500,000 by the Class A member less the initial capital contribution plus any support contributions made on behalf of the Class B member; and up to $12,500,000 by the Class B member less its initial capital contribution.

In accordance with the LLC Agreement and as requested by the Class B member, the Class A member was required to make primary support contributions on behalf of the Class B member until September 15, 2012, which ended the support period. These contributions satisfied the $12,500,000 capital commitment as discussed above. Each Class B member, as security for its obligation to repay the primary support contributions, pledged its proportionate share of Class B Interests as collateral in the event that its obligation was not fulfilled. The Class B member was required to repay the primary support contributions through deductions in cash distributions.

During the six months ended June 30, 2013, the following capital contributions, net of noncontrolling interest, were made by the members: $30,319,191 by the Class A member and $1,595,747 by the Class A member on behalf of the Class B member. During the year ended December 31, 2012, the following capital contributions, net of noncontrolling interest, were made by the members: $26,463,409 by the Class A member and $1,392,811 by the Class A member on behalf of the Class B member. A member is not entitled to the return of any part of its capital contribution and any unrepaid capital contribution is not a liability of the Company or any other member.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements (continued)

Income and loss allocations and dividend distributions are payable first to Class A and Class B members in proportion to their capital contributions for Series 1 interests until they have received an amount equal to their aggregate capital contributions plus an annual return on those capital contributions. Second, income allocations and dividend distributions are made to the holders of the Management Fee Interest in proportion to their capital contributions plus an annual return. Any remaining income or distributions are made in accordance with the LLC agreement. There have been no distributions in 2012 or for the six months ended June 30, 2013.

On February 14, 2013, the members of APL entered into an amendment to the Amended and Restated Operating Agreement of Arrow Pipeline, LLC (“Agreement”). The February 2013 amendment, among other things, removed reference to a $5,000,000 cap on support contributions provided to MHA Holdings, LLC (“MHA”) along with the $1,000,000 cap on support for Bow Midstream Holdings, LLC. The support termination date was also extended to require support, if so requested, in connection with any future capital calls required by the managing member of APL. The buy-in option for MHA was amended to allow MHA to acquire up to a 20% ownership stake in APL after MHA repays its support.

F -	RELATED PARTY TRANSACTIONS

Until October 2012, Legion Energy provided management, general and administrative services to the Company and its subsidiaries and was reimbursed by the Company for its proportionate share of those services, including office equipment and other necessary office expenses. During the six months ended June 30, 2012, the Company incurred $1,866,801 of expenses under this arrangement.

In October 2012, Zenergy began providing management and general and administrative services to the Company and its subsidiaries paid Zenergy $240,157 for direct billings incurred during the remainder of the year ended December 31, 2012. The Company incurred $489,371 of expenses under this arrangement for management and general and administrative services for the six months ended June 30, 2013.

During 2012, Zenergy began drilling a salt water disposal well for AW. As of December 31, 2012, total costs incurred were $667,292. Total costs incurred were $3,025,399 for the six months ended June 30, 2013. These costs have been capitalized in Property and Equipment.

The Company also paid certain expenditures on behalf of entities affiliated through common ownership and the Company has recorded related party receivables of $178,569 and $21,319 at June 30, 2013 and December 31, 2012, respectively.

During 2012, OZ agreed to satisfy an adequate assurance provision of one of the Company’s producers, on behalf of the Company, in the form of a letter of credit issued by Bank of America (“Bank”). OZ is responsible for the payment of certain fees and expenses related to the letter of credit to the Bank and the Company is then obligated to reimburse OZ for said expenses. The letter of credit was issued in the amount of $54,653,630 as of June 30, 2013.

G -	CONCENTRATION OF CREDIT RISK

Substantially all the Company’s customers are oil and gas companies. This concentration of customers within a particular industry may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements (continued)

For the six months ended June 30, 2013, the Company had sales to four customers that accounted for approximately 34.2%, 17.3%, 12.2% and 12.1% of total sales and three customers that accounted for approximately 35%, 10.5% and 10.0% of the Company’s total receivables as of June 30, 2013. For the six months ended June 30, 2012, the Company had sales to two customers that accounted for approximately 14.1% and 13.4% of total sales and four customers that accounted for approximately 15.4%, 12.0%, 11.6% and 10.5% of the Company’s total receivables as of June 30, 2012.

H -	WATER SPILLS

In July 2012, the Company experienced two idiosyncratic ruptures in its produced water gathering line system. The Company immediately responded to contain the surface damage, worked cooperatively with all relevant authorities and engaged an environmental consultant to implement a comprehensive remediation plan. Additionally, the Company declared a force majeure event for its entire produced water system and took it out of service until the system could be properly repaired and tested. The Company worked with the vendor of the failed pipe to assess the probable cause of the events and engaged a third party lab to test sections of the ruptured pipe. After finalizing the root cause assessment, the Company developed a comprehensive plan to flush, re-hydrotest and recommission the entire produced water system. The water system was initially placed back in operation in December 2012 and the Company was beginning to phase water volumes back on to the system. As of December 31, 2012, the Company had incurred $2,910,829 of remediation and recommissioning expenses related to the water line rupture and had received net insurance payments after deductibles of $371,272. For the six months ended June 30, 2013, the Company incurred $651,519 of remediation and recommissioning expenses and had received net insurance payments after deductibles of $156,136, related to the water line rupture. Management does not expect any significant additional costs related to the water line rupture.

I -	SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 15, 2013, the date the financial statements were available to be issued. No subsequent events, other than those noted below, were identified requiring additional recognition or disclosure in the accompanying condensed consolidated financial statements.

As of July 31, 2013, APL was 88% owned by AMH and 10% by MHA. A two percent interest had been reserved for Bow Midstream Holdings, LLC (“Bow”), an original partner in the development. After MHA purchased its 10% interest in APL in April 2013, Bow had until July 31, 2013 to repay the support payment associated with its 2% interest. Bow elected not to repay the support and as a result relinquished its ownership interest in APL as of July 31, 2013.

On August 7, 2013 the Company entered into a Commitment Increase Agreement under the terms of the existing Credit Agreement whereby the aggregate commitment was increased from $150.0 million to $182.3 million. In conjunction with the amendment, US Bank syndicated the existing loan to six additional lenders. As of October 15, 2013 the outstanding balance under the agreement was $50.0 million.

On August 30, 2013, MHA elected to purchase an additional 3% interest in APL for total consideration of $6,801,311, bringing its total ownership in APL to 13%. As of September 30, 2013 the Company has invoiced MHA for an additional $5,670,776 representing an additional 2% interest in APL but had not received payment. MHA retains the option to purchase an incremental 5% interest in APL (1% per month cumulatively) over time, however MHA’s ownership in APL is capped at 20%.